CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 20, 1997 included in PaperClip Software, Inc.'s Form 10-KSB for the year ended December 31, 1996 in this Form 10-KSB. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.


                                                ARTHUR ANDERSEN LLP


Roseland, New Jersey
October 14, 1997